                                       MERCURY FINANCE COMPANY & SUBSIDIARIES
                                            Consolidated Balance Sheet

FOOTNOTE                                                                                            PROJECTED
REF.     ASSETS:                                       ACTUAL       ACTUAL       PROJECTED   -----------------------
---      -------                                        1997      AUGUST 1998    4 MONTHS       1998         1999
                                                        ----      -----------    --------       ----         ----
Cash & Equivalents                                 $   53,896     $ 83,462       $ 28,303    $ 28,303     $ 22,483
(1)  Finance Receivables                              971,377      747,320        713,812     713,812      671,246
      Less: Allowance for Credit Losses                     -            -              -           -            -
      Less: Allowance for Finance Credit Losses      (102,204)     (74,750)       (90,977)    (90,977)     (66,167)
      Less: Nonrefundable Dealer Reserves             (52,731)     (36,847)       (31,089)    (31,089)     (32,823)
                                                  ------------------------------------------------------------------
     NET FINANCE RECEIVABLES                       $  816,442     $635,723       $591,746    $591,746     $572,256

     Deferred Income Taxes, Net                             -            -              -           -            -
(2)  Income Taxes Receivable                           79,941       52,868         52,868      52,868       43,380
     PP&E (@ cost less depreciation)                    5,899        4,255          4,372       4,372        3,943
(3)  Goodwill                                          13,604       13,031              -           -            -
     Other Assets (incl. Repos)                         9,622        9,638          8,367       8,367        8,367
                                                  ------------------------------------------------------------------

     TOTAL ASSETS                                  $  979,404     $798,979       $685,656    $685,656     $650,429

     LIABILITIES & EQUITY:

(4)  New Revolving Facility                                 -            -              -           -       14,046
(5)  Senior Debt                                      829,245      675,245        437,857     437,857      382,328
(6)  Subordinated Notes                                22,500       22,500         22,500      22,500       22,500
(7)  Accounts Payable and Other Liabilities            44,959       40,196         25,486      25,486       25,483
                                                  ------------------------------------------------------------------
     TOTAL LIABILITIES                             $  896,704     $737,941       $485,843    $485,843     $444,357

     Common Stock                                     177,901      177,901        199,813     199,813      199,813
     Paid-in Capital                                    8,244        8,244              -           -            -
(8)  Retained Earnings                                (49,781)     (71,443)             -           -        6,259
     Treasury Stock                                   (53,664)     (53,664)             -           -            -
                                                  ------------------------------------------------------------------
     TOTAL EQUITY                                     $82,700     $ 61,038       $199,813    $199,813     $206,072

     TOTAL LIABILITIES & EQUITY                    $  979,404     $798,979       $685,656    $685,656     $650,429

--------------------------------------------------------------------------------------------------------------------
     Working Capital (Excluding Cash)                 861,046      658,034        627,495     627,495      598,520
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
     Debt as a % of Finance Receivables                  87.7%        93.4%          64.5%       64.5%        62.4%
--------------------------------------------------------------------------------------------------------------------
     Avg. NFR                                       1,065,900      859,348        730,566     842,594      692,529

     Cash & Finance Receivable to Liabilities             1.1          1.1            1.4         1.4          1.5
     Debt to Worth                                       10.8         12.1            2.4         2.4          2.2

FOOTNOTE                                                                      PROJECTED
REF.     ASSETS:                                    -------------------------------------------------------------------
----     -------                                        2000           2001                2002             2003
                                                        ----           ----                ----             ----
Cash & Equivalents                                  $ 21,731          $ 21,731            21,731          $ 21,731
(1)  Finance Receivables                             688,171           713,045           736,201           759,030
      Less: Allowance for Credit Losses                    -                 -                 -                 -
      Less: Allowance for Finance Credit Losses      (67,653)          (70,087)          (72,353)          (74,591)
      Less: Nonrefundable Dealer Reserves            (34,066)          (35,478)          (36,779)          (38,053)
                                                  ------------------------------------------------------------------
     NET FINANCE RECEIVABLES                        $586,451          $607,480          $627,069          $646,386

     Deferred Income Taxes, Net                            -                 -                 -                 -
(2)  Income Taxes Receivable                               -                 -                 -                 -
     PP&E (@ cost less depreciation)                   3,514             3,085             2,656             2,227
(3)  Goodwill                                              -                 -                 -                 -
     Other Assets (incl. Repos)                        8,367             8,367             8,367             8,367
                                                  ------------------------------------------------------------------

     TOTAL ASSETS                                   $620,063          $640,662          $659,823          $678,711

     LIABILITIES & EQUITY:

(4)  New Revolving Facility                           17,866            20,880            21,468            21,093
(5)  Senior Debt                                     334,705           334,705           334,705           334,705
(6)  Subordinated Notes                               22,500            22,500            22,500            22,500
(7)  Accounts Payable and Other Liabilities           25,483            25,483            25,483            25,483
                                                  ------------------------------------------------------------------
     TOTAL LIABILITIES                              $400,554          $403,567          $404,156          $403,781

     Common Stock                                    199,813           199,813           199,813           199,813
     Paid-in Capital                                       -                 -                 -                 -
(8)  Retained Earnings                                19,696            37,281            55,854            75,117
     Treasury Stock                                        -                 -                 -                 -
                                                  ------------------------------------------------------------------
     TOTAL EQUITY                                   $219,509          $237,094          $255,667          $274,930

     TOTAL LIABILITIES & EQUITY                     $620,063          $640,662          $659,823          $678,711

-----------------------------------------------------------------------------------------------------------------------
     Working Capital (Excluding Cash)                569,335           590,364           609,953           629,270
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
     Debt as a % of Finance Receivables                 54.5%             53.0%            51.4%              49.8%
-----------------------------------------------------------------------------------------------------------------------
     Avg. NFR                                        679,708           700,608          724,623            747,616

     Cash & Finance Receivable to Liabilities            1.5               1.6              1.6                1.7
     Debt to Worth                                       1.8               1.7              1.6                1.5

                                       MERCURY FINANCE COMPANY & SUBSIDIARIES
                                            Consolidated Income Statement

                                                                                                       PROJECTED
                                                              ACTUAL           PROJECTED  -----------------------------------------
                                             1997           AUGUST 1998        4 MONTHS             1998              1999
                                             ----           -----------        --------             ----              ----
      Interest Income
      Finance Charge & Loan Fees        $  228,028   21.4%  $124,661   21.8%   $ 56,041   23.0%   $180,702  21.4%   $151,258  21.8%
      Investment Income                      7,593    0.7%     1,887    0.3%      1,407    0.6%      3,294   0.4%      1,392   0.2%
(9)      Less: Interest Expense            (86,529)  -8.1%   (52,237)  -9.1%          -    0.0%    (52,237) -6.2%    (38,916) -5.6%
         Less: Provision for Credit
         Losses                           (106,374) -10.0%   (39,204)  -6.8%    (19,047)  -7.8%    (58,251) -6.9%    (42,105) -6.1%
                                        ----------          --------           --------           --------          --------
      NET INTEREST INCOME               $   42,718    4.0%  $ 35,107    6.1%   $ 38,401   15.8%   $ 73,508   8.7%   $ 71,629  10.3%

      OTHER INCOME

      Insurance Commissions                  5,784    0.5%     3,207    0.6%      2,379    1.0%      5,586   0.7%      4,093   0.6%
      Insurance Premiums                    35,660    3.3%     2,871    0.5%          0    0.0%      2,871   0.3%         30   0.0%
      Fees & Other Income                    5,636    0.5%     1,954    0.3%      1,565    0.6%      3,519   0.4%      3,197   0.5%
                                        ----------          --------           --------           --------          --------
      TOTAL OTHER INCOME                    47,080    4.4%     8,921    1.6%      3,055    1.3%     11,976   1.4%      7,320   1.1%

      OTHER EXPENSES

      Salaries and Employee Benefits        56,799    5.3%    32,964    5.8%     15,997    6.6%     48,962   5.8%     44,732   6.5%
      Occupancy Expense                      5,897    0.6%     3,134    0.5%      1,182    0.5%      4,317   0.5%      3,227   0.5%
      Equipment Expense                      3,870    0.4%     2,253    0.4%      1,104    0.5%      3,356   0.4%      3,078   0.4%
      Data Processing Expense                2,059    0.2%     1,267    0.2%        619    0.3%      1,886   0.2%      1,661   0.2%
      Other Operating Expenses              35,189    3.3%    16,849    2.9%      7,758    3.2%     24,607   2.9%     16,157   2.3%
      Insurance Claims                      20,466    1.9%         -    0.0%          -    0.0%          -   0.0%          -   0.0%
                                        ----------          --------           --------           --------          --------
(10)  TOTAL OTHER EXPENSES                 124,280   11.7%    56,467    9.9%     26,660   10.9%     83,127   9.9%     68,854   9.9%
      OPERATING INCOME (LOSS)           $  (34,482)  -3.2%  $(12,439)  -2.2%   $ 14,796    6.1%   $  2,357   0.3%   $ 10,095    1.5%

      NON-RECURRING EXPENSES
(11)  Reorganization Expenses               20,683    1.9%     9,223    1.6%      5,106    2.1%     14,328   1.7%          -   0.0%
      Closed Branch Expenses & Lyndon
      Sale                                  35,278    3.3%         -    0.0%          -    0.0%          -   0.0%          -   0.0%
                                        ----------          --------           --------           --------          --------
      Profit (Loss) Before Taxes           (90,443)  -8.5%   (21,662)  -3.8%      9,690    4.0%    (11,972) -1.4%     10,095   1.5%

(12)  Income Tax Provision (Cre. 38.0%     (16,250)  -1.5%         -    0.0%          -    0.0%          -   0.0%      3,836   0.6%
                                        -------------------------------------------------------------------------------------------
      NET INCOME (LOSS)                 $  (74,193)   7.0%  $(21,662)  -3.8%   $  9,690    4.0%   $(11,972) -1.4%   $  6,259   0.9%
                                        -------------------------------------------------------------------------------------------
      EBIT                              $   (3,914)  -0.4%  $ 30,575    5.3%   $  9,690    4.0%   $ 40,265   4.8%   $ 49,011   7.1%
      AVERAGE NFR                       $1,065,900          $859,348           $730,566           $842,594          $692,529


                                                                                PROJECTED
                                              ----------------------------------------------------------------------------
                                                 2000               2001                  2002                   2003
                                                 ----               ----                  ----                   ----
      Interest Income
      Finance Charge & Loan Fees              $155,209    22.8%   $161,503    23.1%     $167,108    23.1%     $172,439    23.1%
      Investment Income                          1,317     0.2%      1,087     0.2%        1,087     0.2%        1,087     0.1%
(9)      Less: Interest Expense                (34,583)   -5.1%    (33,350)   -4.8%      (33,464)   -4.6%      (33,482)   -4.5%
         Less: Provision for Credit
         Losses                                (36,465)   -5.4%    (34,653)   -4.9%      (35,998)   -5.0%      (37,098)   -5.1%
                                              --------            --------              --------              --------
      NET INTEREST INCOME                     $ 85,478    12.6%   $ 94,587    13.9%     $ 98,733    13.6%     $102,946    13.8%

      OTHER INCOME

      Insurance Commissions                      3,998     0.6%      4,152     0.6%        4,290     0.6%        4,187     0.6%
      Insurance Premiums                             -     0.0%          -     0.0%            -     0.0%            -     0.0%
      Fees & Other Income                        3,369     0.5%      3,494     0.5%        3,605     0.5%        3,518     0.5%
                                              --------            --------              --------              --------
      TOTAL OTHER INCOME                         7,367     1.1%      7,646     1.1%        7,895     1.1%        7,705     1.0%

      OTHER EXPENSES

      Salaries and Employee Benefits            46,319     6.8%     48,172     6.9%       50,099     6.9%       52,103     7.0%
      Occupancy Expense                          3,309     0.5%      3,408     0.5%        3,510     0.5%        3,615     0.5%
      Equipment Expense                          3,219     0.5%      3,380     0.5%        3,549     0.5%        3,726     0.5%
      Data Processing Expense                    1,734     0.3%      1,821     0.3%        1,912     0.3%        2,008     0.3%
      Other Operating Expenses                  16,591     2.4%     17,089     2.4%       17,602     2.4%       18,130     2.4%
      Insurance Claims                               -     0.0%          -     0.0%            -     0.0%            -     0.0%
                                              --------            --------              --------              --------
(10)  TOTAL OTHER EXPENSES                      71,172    10.5%     73,870    10.5%       76,672    10.6%       79,582    10.6%

      OPERATING INCOME (LOSS)                 $ 21,673     3.2%   $ 28,363     4.0%     $ 29,956     4.1%     $ 31,069     4.2%

      NON-RECURRING EXPENSES
(11)  Reorganization Expenses                        -     0.0%          -     0.0%            -     0.0%            -     0.0%
      Closed Branch Expenses & Lyndon
      Sale                                           -     0.0%          -     0.0%            -     0.0%            -     0.0%
                                              --------            --------              --------              --------
      Profit (Loss) Before Taxes                21,673     3.2%     28,363     4.0%       29,956     4.1%       31,069     4.2%

(12)  Income Tax Provision (Cre. 38.0%           8,236     1.2%     10,778     1.5%       11,383     1.6%       11,806     1.6%
                                              ---------------------------------------------------------------------------------
      NET INCOME (LOSS)                       $ 13,437     2.0%   $ 17,585     2.5%     $ 18,573     2.6%     $ 19,263     2.6%
                                              ---------------------------------------------------------------------------------
      EBIT                                    $ 56,256     8.3%   $ 61,713     8.8%     $ 63,420     8.8%     $ 64,551     8.6%
      AVERAGE NFR                             $679,708            $700,608              $724,623              $747,616


                                                 *Annualized percentage of average net finance receivables.

                     MERCURY FINANCE COMPANY & SUBSIDIARIES
                        Consolidated Cash Flow Statement

                                      8 MONTHS       PROJECTED                                                          PROJECTED
                                      AUGUST 1998    4 MONTHS      1998       1999       2000       2001       2002       2003
                                      -----------    --------      ----       ----       ----       ----       ----       ----
CASH FLOWS FROM OPERATIONS

   Net Income (Loss)                   $(21,662)     $ 9,690    $(11,972)  $  6,259   $ 13,437   $ 17,585   $ 18,573   $ 19,263
   Add:  Income Tax Provision                 -            -           -      3,836      8,236     10,778     11,383     11,806
   Add: Interest Expense                 52,237            -      52,237     38,916     34,583     33,350     33,464     33,482
                                       --------      -------    --------  ---------   --------   --------   --------   --------
EBIT                                   $ 30,575      $ 9,690    $ 40,265   $ 49,011   $ 56,256   $ 61,713   $ 63,420   $ 64,551

Depreciation & Amortization               1,381          596       1,977      1,779      1,779      1,779      1,779      1,779

EBITDA                                 $ 31,956      $10,286    $ 42,242   $ 50,790   $ 58,035   $ 63,492   $ 65,199   $ 66,330
   Less: Interest Paid                  (52,237)           -     (52,237)   (38,916)   (34,583)   (33,350)   (33,464)   (33,482)
   Less: Taxes Paid                           -            -           -     (3,836)    (8,236)   (10,778)   (11,383)   (11,806)
                                       --------      -------    --------  ---------   --------   --------   --------   --------
Subtotal                                (20,281)      10,286      (9,995)     8,038     15,216     19,364     20,352     21,042

Working Capital Changes:                203,012       30,539     233,551     28,975     29,185    (21,029)   (19,589)   (19,317)

CASH FROM OPERATIONS                    182,731       40,825     223,557     37,013     44,401     (1,665)       763      1,725

   Less: CAPEX                                -         (450)       (450)    (1,350)    (1,350)    (1,350)    (1,350)    (1,350)
   Less: Decrease (Increase) in Cash    (29,566)      55,159      25,593      5,820        752          -         (0)         -
   Less: Class Action Settlement              -            -           -          -          -          -          -          -
                                       --------      -------    --------  ---------   --------   --------   --------   --------
CASH AVAILABLE FOR DEBT REDUCTION      $153,165     $ 95,534    $248,699   $ 41,483   $ 43,804   $ (3,015)  $   (588)  $    375
                                       --------      -------    --------  ---------   --------   --------   --------   --------
                                       --------      -------    --------  ---------   --------   --------   --------   --------

                   MERCURY FINANCE COMPANY & SUBSIDIARIES
                 FOOTNOTES TO PROJECTED FINANCIAL STATEMENTS

 1) The following assumptions have been made with respect to the finance receivable balances.

    A)   ORIGINATIONS
         Receivable originations are projected as follows: (in millions)

-------------------------------------------------------------------------------------------------------------------------
                                1998            1999              2000          2001             2002           2003
-------------------------------------------------------------------------------------------------------------------------
           Direct               $135.8          $137.7            $141.8        $146.1           $150.4         $155.0
-------------------------------------------------------------------------------------------------------------------------
           Sales Finance        $392.5          $548.0            $564.4        $581.4           $598.8         $616.8
-------------------------------------------------------------------------------------------------------------------------

    B)   CHARGE-OFFS:
         Charge-offs are assumed at the following rates, based on average net finance receivables.

                           1998             21.7% (includes credit card portfolio)
                           1999             17.1%
                           2000             12.2%
                           2001             11.6%
                           2002             11.6%
                           2003             11.6%

    C)   DISCOUNT ACQUIRED:
         The projection assumes that company is able to purchase new sales finance contracts at a 6.5% discount from the gross amount of the loan for Mercury and 4% for Midland.

 2) Income tax refunds are scheduled to be received as follows:

                           1998             $27.7 Million received March 1998
                           1999             $ 9.5 Million
                           2000             $43.4 Million

 3) Goodwill of $13.0 million relates to various subsidiaries purchased by Mercury. It is anticipated that the remaining goodwill will be written off as of the restructure date.

                     MERCURY FINANCE COMPANY & SUBSIDIARIES
                        FOOTNOTES TO PROJECTED STATEMENTS

 4) A new revolving credit facility is assumed to be available when required in 1999. Borrowings under this facility are used to fund operating requirements and bear interest at 9.0% per annum.

 5) Senior debt and subordinated debt are assumed to remain in place, or to be re-financed upon maturity at similar terms including interest at 9.0%.

 6) Included in the accounts payable as of December 1997 are accrued dividends of $12.9 million and a reserve for closed office expenses of $1.8 million. It is assumed that the accrued dividend will be reversed to retained earnings at the time of the restructure. The remaining reserve for closed office expenses will be paid out at the time of the restructure.

 7) This projection assumes that the restructure will be confirmed December 31, 1998. Prior to the conversion of debt, the Debtor will utilize $95 million of excess cash to reduce debt. As a part of the restructure, the balance sheet of the company will be adjusted:

                  1.  25% of the senior debt will be converted to common stock.
                  2.  The remaining Goodwill outstanding will be written off.
                  3. An additional reserve of $18.5 million will be established to recognize the loss on the forecasted sale of the credit card portfolio at December 31, 1998.
                  4.  The remaining retained deficit will be eliminated.

                     MERCURY FINANCE COMPANY & SUBSIDIARIES
                   FOOTNOTES TO PROJECTED FINANCIAL STATEMENTS

The following table provides a summary of the expected adjustments:

                                           Projected Balances
                                           As of Restructure      Conversion &           Pro-
                                                 Date             Adjustments           Forma
ASSETS
    Cash and Equivalents                       $ 28,303               $0              $ 28,303
    Net Finance                                 610,292            (18,546)            591,746
    Receivables
    Goodwill                                     13,031            (13,031)               -0-
    Other Assets                                 65,607               -0-               65,607
                                            ---------------    ---------------    ---------------
    Total Assets                                717,233            (31,577)           $685,656

LIABILITIES
    Debt                                       $606,309          ($145,952)           $460,357
    Accounts Payable and Other Liabilities       40,198            (14,712)             25,486
                                            ---------------    ---------------    ---------------
    Total Liabilities                          $646,507          ($160,664)           $485,843

SHAREHOLDERS EQUITY
    Common Equity                                70,726            129,087             199,813
                                            ---------------    ---------------    ---------------
    Total Shareholders                           70,726            129,087             199,813
    Equity
                                            ---------------    ---------------    ---------------
TOTAL LIABILITIES AND                          $717,233           ($31,577)           $686,656
SHAREHOLDERS EQUITY
                                            ---------------    ---------------    ---------------
                                            ---------------    ---------------    ---------------

                     MERCURY FINANCE COMPANY & SUBSIDIARIES
                   FOOTNOTES TO PROJECTED FINANCIAL STATEMENTS

 8) For comparability, a restructuring fee of $14.5 million paid to senior lenders in June 1998 is included in interest expense on a pro-forma basis.

 9) The operating expense projection includes further reductions in branches in 1999 with increased expense thereafter as a result of receivable growth and inflation.

10) Reorganization expenses in 1998 include $14 million in fees paid to the company's and the creditors' professionals.

11) Provision for income taxes is projected at 34% for federal income taxes and 4% for state. For projection purposes, it is assumed that the cancellation of debt income will offset the net operating loss created during the fiscal year ending December 1998. The actual tax liability for these periods could differ substantially.